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                                                                     EXHIBIT 4.1


                            THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR ANY INTEREST HEREIN NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCED BY SUCH DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUEST.




No. of Shares of Series A2 Preferred Stock:                Warrant No.
Dated: ______ __, 1999

                                     WARRANT


               To Purchase Shares of Series A2 Preferred Stock of


                                     C, Inc.



                  THIS IS TO CERTIFY THAT ___________________________, (the
"Holder"), is entitled, at any time prior to _____ , 2004 (the "Expiration Date"), to purchase from [C, Inc.] (the "Company"), 15,000 shares of Series A2 Senior Cumulative Participating Convertible Preferred Stock (the "Series A2 Preferred Stock") as described in the attached Certificate of Designation of the Company (the "Certificate of Designation"), in whole or in part, at a purchase price of $1,000 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on



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which banks are required or permitted to be closed in the State of New York.

                  "Closing Price" shall have the meaning set forth in the Certificate of Designation.

                  "Closing Date" shall mean the date of the Closing as such term is defined in the Securities Purchase Agreement, dated as of August __, 1999, between the Holder and the Company.

                  "Common Stock" shall have the meaning set forth in the Certificate of Designation.

                  "Trading Price" shall mean the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the day before the day in question

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Series A2 Preferred Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) $1,000.

                  "Warrant Stock" shall mean the shares of Series A2 Preferred Stock purchased by the Holder upon the exercise hereof.

2.       EXERCISE OF WARRANT

                  2.1. MANNER OF EXERCISE. At any time or from time to time from and after the Initial Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Series A2 Preferred Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at _____________________________ (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Series A2 Preferred Stock to be purchased, (ii) payment of the Warrant Price (x) in immediately available funds or (y) by the withholding from the shares of Warrant Stock to be issued upon exercise that number of shares of Series A2 Preferred Stock that, if converted as of the date of exercise, would be convertible into shares of Common Stock with an aggregate Trading Price as of the date of exercise equal to the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Series A2 Preferred Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this



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Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Series A2 Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

                  2.2. SHARES TO BE VALIDLY ISSUED. All shares of Series A2 Preferred Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall be entitled to withhold any amounts required to be withheld under applicable law from any amounts to be paid to the Holder hereunder.

                  2.3 NO FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares upon the exercise of this Warrant. If any fraction of a share would otherwise be issuable, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Adjusted Liquidation Preference (as defined in the Certificate of Designation).

3.       ADJUSTMENTS

                  3.1 MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Series A2 Preferred Stock is converted into other securities, cash or assets, upon consummation of such transaction, this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Series A2 Preferred Stock into which this Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Series A2 Preferred Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  3.2 ADJUSTMENTS TO COMMON STOCK. The Common Stock or other consideration into which the Warrant Stock may be converted shall be subject to the adjustments set forth in Section 3 of the Certificate of Designation as if such Warrant Stock had been outstanding since the Preferred Stock Issue Date (as defined in the Certificate of Designation). Notwithstanding the foregoing, no single event shall give rise to more than one such adjustment or entitle the Holder to a larger amount of Common Stock than such Holder would have received had it exercised this Warrant immediately and converted the Warrant Stock immediately following the time of the adjustment set forth in the immediately preceding sentence or entitle the Holder to any dividends on the Common Stock for any periods prior to conversion.

4.       RIGHTS OF HOLDER



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                  4.1 NO IMPAIRMENT. The Company shall not by any action,
including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A2 Preferred Stock upon the exercise of this Warrant and (b) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

5.       RESERVATION AND AUTHORIZATION OF SERIES A2 PREFERRED STOCK;

                  From and after the Initial Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Series A2 Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Series A2 Preferred Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

6.       TRANSFERABILITY; FORM OF WARRANTS

                  6.1 NO TRANSFER. None of the Warrant nor the Shares issuable upon exercise hereof nor any interest therein may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration requirements of the Securities Act and any applicable state securities laws, such exemption to be evidenced by such documentation as the Company may reasonably request, including an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably satisfactory to the Company), that such transfer is not in violation of the Securities Act and any applicable state laws. The Company shall treat the Holder as the holder and owner hereof for all purposes, unless the Company has been given notice to the contrary.

                  6.2. WARRANT REGISTER; OWNERSHIP OF WARRANT. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  6.3. RESTRICTIVE LEGEND. Each certificate for Warrant Stock shall be stamped or otherwise imprinted with the following legend:

      THIS  SECURITY  HAS NOT  BEEN  REGISTERED  UNDER  THE SECURITIES ACT




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         OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY
         STATE. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCE BY SUCH DOCUMENTATION AS THE ISSUER MAY REASONABLY REQUEST.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act ) shall also bear such legend unless, the holder of such certificate shall have delivered to the Company an opinion of counsel, in writing and addressed to the Company (which counsel and opinion shall be reasonably acceptable to the Company), that the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act or any state securities laws.

                  6.3. REGISTRATION RIGHTS. The holder of Warrants and Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement, dated as of ________ __, 1999 between the Holder and the Company.

7.       LOSS OR MUTILATION

                  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

8.       MISCELLANEOUS

                  8.1. EXPIRATION. This Warrant shall expire and be of no further force and effect on the Expiration Date.

                  8.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                  (b) If to the Company at



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                           [        ]


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served (i) on the date on which personally delivered, with receipt acknowledged, (ii) on the date on which telecopied and confirmed by written or telephonic acknowledgment, (iii) on the date set forth on the executed return receipt in the case of registered or certified mail or
(iv) on the next business day after the same shall have been deposited for overnight delivery with a nationally recognized overnight courier, provided that proof of receipt is received. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

                  8.3. NO RIGHTS AS SHAREHOLDERS. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company.

                  8.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of
Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company.

                  8.5. AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

                  8.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant, provided that no such severance shall be effective if it would change the economic costs or benefits of this Warrant to the Company or the Holder.

                  8.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  8.8. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.




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                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.



Dated:         , 1999



                                       [C]


                                       By:   _______________________
                                             Name:
                                             Title:


Acknowledged and Agreed:
[Holder]

By:
      Name:
      Title:



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                                    EXHIBIT A

                                  EXERCISE FORM

                 [To be executed only upon exercise of Warrant]



                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Series A2 Preferred Stock of [C] and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Series A2 Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of the undersigned, if such shares of Series A2 Preferred Stock shall not include all of the shares of Series A2 Preferred Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Series A2 Preferred Stock issuable hereunder be delivered to the undersigned.

         Check the following box in the case of a "cashless exercise" pursuant to Section 2.1(ii)(y) [ ]


                                      (Name of Registered Owner)


                                      (Signature of Registered Owner)


                                      (Street Address)


                                      (City)     (State)             (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.




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